SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 4, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Press Release Regarding Exchange Offer

Item 5. Other Events

     On April 4, 2002, Xcel Energy Inc. and NRG Energy, Inc. announced that Xcel Energy has revised its exchange offer for all of the publicly held shares of NRG and that the NRG Board of Directors, on the recommendation of its Special Committee, is recommending that NRG’s stockholders tender their shares in the offer. Xcel Energy also announced that it has reached an agreement to settle stockholder class action suits related to the offer. For more information see the full press release included in this Form 8-K as Exhibit 99.01.

     The terms “intends,” “believe,” “plans” and similar terms identify forward-looking information. Although Xcel Energy believes its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those contained in the forward-looking statements include the satisfaction of all conditions to the exchange offer that cannot be waived and the satisfaction or waiver of conditions to the exchange offer that may be waived. Some of the conditions to the exchange offer include the receipt of all required regulatory approvals, the tender by the public stockholders of a minimum number of their shares and the absence of an injunction or litigation concerning the exchange offer. In light of these uncertainties, there can be no assurances that the exchange offer will be completed.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.01	Press Release Regarding NRG Energy, Inc. Exchange Offer, dated April 4, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ EDWARD J. MCINTYRE Edward J. McIntyre Vice President and Chief Financial Officer

April 4, 2002